SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) July 6, 2000

                            VALLEY NATIONAL BANCORP

            (Exact name of registrant as specified in its charter)

                                   New Jersey

                  (State of other jurisdiction of incorporation)

                              0-11179 22-2477875
             (Commission File Number (IRS Employer Identification No.)

                                 1455 Valley Road
                             Wayne, New Jersey 07470

                      (Address of principal executive offices)

                                  (973) 305-8800

                 (Registrant's telephone number, including area code)

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Item 5.           Other Events

                  On July 6, 2000 Valley National Bancorp ("Valley") completed the previously announced acquisition of Hallmark Capital Management, Inc. ("Hallmark"), a Fairfield, NJ-based investment management firm with $195 million of assets under management. Hallmark's purchase was a stock merger with subsequent earn-out payments. It will be accounted for as a purchase transaction. Under the terms of the agreement, Hallmark's operations will continue as a wholly-owned subsidiary of Valley National Bank. Hallmark's entire management team and staff will remain with the firm to assume continuity. Valley expects to continue to pursue the acquisition of additional asset management firms.


Item 7.           Exhibits

Exhibit 99        Press Release dated July 6, 2000

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                           INDEX TO EXHIBITS

Exhibit No.                                 Description

99       Press release dated July 6, 2000

Item 7                                      Exhibit 99
                                            Press release dated July 6, 2000

Valley National Bancorp
1455 Valley Road
Wayne, NJ  07470




FOR IMMEDIATE RELEASE               Contact:     Robert J. Mulligan
                                                 First Senior Vice President
                                                 (973) 305-5511


                  VALLEY NATIONAL BANCORP ANNOUNCES COMPLETION OF
                  ACQUISITION OF HALLMARK CAPITAL MANAGEMENT, INC.


WAYNE, New Jersey, July 6, 2000-Valley National Bancorp (NYSE:VLY) ("Valley") today completed the previously announced acquisition of Hallmark Capital Management, Inc. ("Hallmark"), a Fairfield, NJ-based investment management firm with $195 million of assets under management. Hallmark's purchase was a stock merger with subsequent earn-out payments. It will be accounted for as a purchase transaction. Under the terms of the agreement, Hallmark's operations will continue as a wholly-owned subsidiary of Valley National Bank. Hallmark's entire management team and staff will remain with the firm to assume continuity. Valley expects to continue to pursue the acquisition of additional asset management firms.

         This is the second acquisition of an asset management firm by Valley. In July, 1999, Valley acquired New Century Asset Management Company
("New Century"), a money manager with $120 million of assets under management. Both Hallmark and New Century will be part of Valley's Financial Services Division. Each remains separate operating subsidiaries. Peter S. Hagerman will continue as President and Chief Executive Officer of Hallmark.

         Gerald H. Lipkin, Chairman, President and Chief Executive Officer of Valley, stated, "The Hallmark acquisition will complement New Century because Hallmark is a value oriented investment management firm with a corporate and institutional investor client base in addition to a substantial individual client base. New Century is a growth oriented firm that focuses on high net-worth individuals and small corporate accounts."

         Mr. Lipkin continued, "Valley is committed to growing its fee-based income. With Hallmark and New Century, we will offer investment services and products for which we believe there is a substantial growth opportunity among Valley's existing customer base."

         Valley National Bancorp is a regional bank holding company headquartered in Wayne, NJ. Valley National Bank, its principal subsidiary, currently operates 117 offices located in 76 communities serving 10 counties throughout northern New Jersey. Valley's web site can be found at valleynationalbank.com.

*       *       *       *       *       *       *       *       *       *

                          FORWARD LOOKING STATEMENTS

         This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Valley. Such statements are not historical facts and include expressions about Valley's confidence, strategies and expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by forward-looking terminology such as "expect" or "believe," or expressions of confidence like "substantial" or "continuing", or similar statements. These forward-looking statements involve substantial risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

o Competitive pressure in the investment management, banking and financial services industry causes unanticipated changes.

o        Loss of key managers after the acquisition.

o        Loss of customers or failure to develop new customers.

o General economic conditions, either nationally or locally, are less favorable than expected.

o Disruptions in the operations of Valley or its subsidiaries due to computer problems.

Valley assumes no responsibility to update such forward-looking statements in the future.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  VALLEY NATIONAL BANCORP


Dated:   July 6, 2000             By: /s/ Alan D. Eskow
                                      Alan D. Eskow
                                      Principal Accounting Officer
                                      and Corporate Secretary